EXHIBIT 99.1


FIRST                                                                 FOR
FEDERAL                                                         IMMEDIATE
BANCSHARES                                                        RELEASE
1401 Highway 62-65 North
P. O. Box 550
Harrison, AR  72601                      FOR FURTHER INFORMATION CONTACT:
                                         Larry J. Brandt/President-CEO
                                         Tommy Richardson/EVP-COO
                                         Sherri Billings/EVP-CFO
                                         870-741-7641



Harrison, Arkansas - May 3, 2004 - (NASDAQ NMS:FFBH) First Federal Bancshares of Arkansas, Inc. (the "Corporation"), a unitary savings and loan holding company for First Federal Bank of Arkansas, FA (the "Bank") announced today that the board of directors of both First Federal Bancshares of Arkansas, Inc. and First Federal Bank of Arkansas, FA has been reduced to five members and James David Heuer has been named Honorary Director. Mr. Heuer, a cattleman and retired area businessman, was elected to the Board of Directors of Harrison Federal Savings and Loan, now First Federal Bank, in 1957. First Federal Bancshares and First Federal Bank have appointed him an Honorary Director in recognition of his 47 years of service to the Corporation and the Bank.

The Bank, in its 70th year, conducts business from 15 full-service branch locations and 24 ATMS located in Northcentral and Northwest Arkansas. At March 31, 2004, the Corporation had total assets of $697.3 million, total liabilities of $621.7 million and stockholders' equity of $75.6 million.